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Exhibit 99.1

NBTY Agrees to Be Acquired by the Carlyle Group for
$55.00 Per Share in Cash; Transaction Valued at $3.8 Billion;
NBTY is a Leading Nutritional Supplement Company

        RONKONKOMA, NY—July 15, 2010—NBTY, Inc. (NYSE: NTY), a leading global manufacturer and marketer of nutritional supplements, today announced the execution of a definitive merger agreement under which The Carlyle Group will acquire NBTY in a transaction valued at $3.8 billion. Under the terms of the merger agreement, Carlyle will acquire all of the outstanding common shares of NBTY for $55.00 per share in cash, representing a premium of approximately 57% over NBTY's average closing share price during the 30 trading days ended July 14, 2010.

        The board of directors of NBTY has unanimously approved the merger agreement and recommended that NBTY's stockholders adopt the agreement with Carlyle. A special meeting of NBTY's stockholders will be held as soon as practicable after the preparation and filing of a proxy statement with the Securities and Exchange Commission and subsequent mailing to shareholders. The mailing of the proxy statement is expected to take place following the expiration of the 35 calendar day period following the date of the merger agreement, during the course of which NBTY is permitted to solicit alternative proposals from third parties. The transaction is expected to close by the end of 2010.

        Completion of the transaction is subject to customary conditions to closing, including approval of NBTY stockholders and regulatory approvals, but is not subject to any condition with regard to the financing of the transaction. The transaction has fully committed financing, consisting of a combination of equity contributed by Carlyle Partners V, a $13.7 billion U.S. buyout fund, and external debt financing provided by BofA Merrill Lynch, Barclays Capital and Credit Suisse.

        Commenting on the transaction, NBTY Chairman and Chief Executive Officer Scott Rudolph said, "This transaction delivers exceptional value to our shareholders. For our wholesale and retail customers, our commitment to quality and innovation will continue to be our focus. We will leverage Carlyle's global resources and consumer sector knowledge to further drive the Company's global growth."

        Sandra Horbach, Carlyle Managing Director and Head of the Consumer and Retail sector team, said, "NBTY is an outstanding business with well-established brands, a proven vertically integrated multi-channel/multi-geography strategy and strong, long-standing customer relationships. We are impressed with the business that has been built under the leadership of Scott Rudolph, and are excited to work with him and the senior management team to drive continued growth."

        BofA Merrill Lynch and Centerview Partners LLC are acting as financial advisors to NBTY, and Sullivan & Cromwell LLP is acting as the legal advisor to NBTY. Barclays Capital and Credit Suisse are acting as financial advisors to Carlyle, and Latham & Watkins LLP is acting as Carlyle's legal advisor.

About NBTY, Inc.

        NBTY is a leading global vertically integrated manufacturer, marketer and distributor of a broad line of high-quality, value-priced nutritional supplements in the United States and throughout the world. Under a number of NBTY and third party brands, the Company offers over 22,000 products, including products marketed by the Company's Nature's Bounty® (www.NaturesBounty.com), Vitamin World® www.VitaminWorld.com), Puritan's Pride® (www.Puritan.com), Holland & Barrett® (www.HollandAndBarrett.com), Rexall® (www.Rexall.com), Sundown® (www.SundownNutrition.com), MET-Rx® (www.MetRX.com), Worldwide Sport Nutrition® (www.SportNutrition.com), American Health® (www.AmericanHealthUS.com), GNC (UK)® (www.GNC.co.uk), DeTuinen® (www.DeTuinen.nl), LeNaturiste™ (www.LeNaturiste.com), SISU® (www.SISU.com), Solgar® (www.Solgar.com), Good 'n' Natural® (www.goodnnatural.com), Home Health™ (www.homehealthus.com), Julian Graves, Ester-C® (www.Ester-C.com) and Natural Wealth

(www.naturalwealth.com) brands. NBTY routinely posts information that may be important to investors on its web site.

About The Carlyle Group

        The Carlyle Group is a global alternative asset manager with $90.5 billion of assets under management committed to 67 funds as of March 31, 2010. Carlyle invests across three asset classes—private equity, real estate and credit alternatives—in Africa, Asia, Australia, Europe, North America and South America focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, technology & business services and telecommunications & media. Since 1987, the firm has invested $60.6 billion of equity in 969 transactions. The Carlyle Group employs more than 880 people in 19 countries. In the aggregate, Carlyle portfolio companies have more than $84 billion in revenue and employ more than 398,000 people around the world. www.carlyle.com.

Forward-looking Statements

        This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to NBTY, the proposed merger and its business. These forward-looking statements can be identified by the use of terminology such as "subject to," "believe," "expects," "plan," "project," "estimate," "intend," "may," "will," "should," "can," or "anticipates," or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include. but are not limited to (i) slow or negative growth in the nutritional supplement industry; (ii) interruption of business or negative impact on sales and earnings due to acts of God, acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) adverse publicity regarding nutritional supplements; (iv) inability to retain customers of companies (or mailing lists) recently acquired; (v) increased competition; (vi) increased costs; (vii) loss or retirement of key members of management; (viii) increases in the cost of borrowings and/or unavailability of additional debt or equity capital; (ix) unavailability of, or inability to consummate, advantageous acquisitions in the future, including those that may be subject to bankruptcy approval or the inability of NBTY to integrate acquisitions into the mainstream of its business; (x) changes in general worldwide economic and political conditions in the markets in which NBTY may compete from time to time; (xi) the inability of NBTY to gain and/or hold market share of its wholesale and/or retail customers anywhere in the world; (xii) unavailability of electricity in certain geographical areas; (xiii) the inability of NBTY to obtain and/or renew insurance and/or the costs of the same; (xiv) exposure to and expense of defending and resolving product liability and intellectual property claims and other litigation; (xv) the ability of NBTY to successfully implement its business strategy; (xvi) the inability of NBTY to manage its retail, wholesale, manufacturing and other operations efficiently; (xvii) consumer acceptance of NBTY's products; (xviii) the inability of NBTY to renew leases for its retail locations; (xix) the inability of NBTY's retail stores to attain or maintain profitability; (xx) the absence of clinical trials for many of NBTY's products; (xxi) sales and earnings volatility and/or trends for the Company and its market segments; (xxii) the efficacy of NBTY's Internet and on-line sales and marketing strategies; (xxiii) fluctuations in foreign currencies, including the British pound, the Euro and the Canadian dollar; (xxiv) import-export controls on sales to foreign countries; (xxv) the inability of NBTY to secure favorable new sites for, and delays in opening, new retail and manufacturing locations; (xxvi) introduction of and compliance with new federal, state, local or foreign legislation or regulation or adverse determinations by regulators anywhere in the world (including the banning of products) and more particularly Good Manufacturing Practices in the United States, the Food Supplements Directive and Traditional Herbal Medicinal Products Directive in Europe and Section 404 requirements of the Sarbanes-Oxley Act of 2002; (xxvii) the mix of NBTY's products and the profit margins thereon; (xxviii) the availability and pricing of raw materials; (xxix) risk factors discussed in NBTY's filings with the U.S. Securities and Exchange Commission; (xxx) adverse effects on NBTY as a result of increased energy prices and potentially reduced traffic flow to NBTY's retail locations; (xxxi) adverse tax determinations; (xxxii) the loss of a significant customer of the Company; (xxxiii) potential investment losses as a result of liquidity conditions; and (xxxiv) other factors beyond the Company's control, and (xxxiv) uncertainties associated with the proposed sale of NBTY to a company controlled by Carlyle, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction.

        Readers are cautioned not to place undue reliance on forward-looking statements. NBTY cannot guarantee future results, trends, events, levels of activity, performance or achievements. NBTY does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events.

        Consequently, such forward-looking statements should be regarded solely as NBTY's current plans, estimates and beliefs.

Additional Information and Where to Find It

        In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company's stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to NBTY, Inc, Attn: General Counsel, 2100 Smithtown Avenue, Ronkonkoma, New York 11779, telephone: (631) 567-9500, or from the Company's website, http://www.nbty.com.

        The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement for the Company's 2010 Annual Meeting of Stockholders, which was filed with the SEC on January 15, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company's stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Contacts:

NBTY, Inc.:	The Carlyle Group:
Carl Hymans	Chris Ullman
212 725 4500	(202) 729-5399
carlh@schwartz.com	chris.ullman@carlyle.com

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  Exhibit 99.1
NBTY Agrees to Be Acquired by the Carlyle Group for $55.00 Per Share in Cash; Transaction Valued at $3.8 Billion; NBTY is a Leading Nutritional Supplement Company